Exhibit 99.1

Immix Biopharma Reports Third Quarter 2026 Financial Results and Update on Corporate Progress

– Following positive NEXICART-2 clinical update, commercial launch preparation continues with commercial site activation activities, strengthened team, and provider and payer engagement –

– Interim NEXICART-2 clinical trial results selected for oral presentation at ASH 2026 –

LOS ANGELES, November 12, 2026 (GLOBE NEWSWIRE) – Immix Biopharma, Inc. (“Immix”, the “Company”, “we” or “us”), a global leader in AL amyloidosis, today reported an update on corporate progress and financial results for the quarter ended September 30, 2026.

Recent NXC-201 Progress

-	Positive clinical data: 89% complete response rate was reported across all 45 NEXICART-2 patients, with MRD-negativity indicating potential to reach up to 98% complete response rate in the future.
-	Immix continues to advance its AL Amyloidosis launch readiness activities across commercial site activation, provider and payer engagement, manufacturing activities, and healthcare professional education.

Immix plans for its BLA submission in mid-2027, and NEXICART-3 front line trial initiation in the first half of 2027.

Interim NXC-201 NEXICART-2 Clinical Trial Results Selected for Oral Presentation at 68th American Society of Hematology (ASH) Annual Meeting

On Monday, December 14, 2026, NXC-201 NEXICART-2 interim clinical data will be presented at the 68th American Society of Hematology (ASH) Annual Meeting in New Orleans, LA.

Commercial Launch Preparation Continues with Strengthened Team

Immix has appointed David He, MD, PhD as Senior Vice President, Head of Technical Operations. Dr. He has contributed in a senior role to two approved BCMA CAR-Ts, CARVYKTI® and FUCASO®. Dr. He will lead chemistry, manufacturing, and controls at Immix, further accelerating the Company’s planned path to commercialization. Prior to Immix, Dr. He served as the Chief Technology Officer from pre-BLA to commercial-stage at IASO Biotherapeutics and as the Vice President, Technical Operations at Legend Biotech, as well as in a senior chemistry, manufacturing, and controls positions at Boehringer Ingelheim, and other senior roles.

Immix has appointed Karin McIntosh as Senior Vice President, Head of Regulatory Affairs. Karin has contributed to multiple FDA drug programs, including JANUVIA® (FDA+EMA), EMFLAZA® (FDA), ELZONRIS® (FDA+EMA), and most recently, the approval of TREGZI® (FDA, 2026). Karin will lead regulatory affairs at Immix in the United States and globally. Prior to Immix, Karin was Vice President, Head of Regulatory Affairs at Orca Bio and held senior regulatory positions at Stemline Therapeutics, PTC Therapeutics, Merck, and Pfizer.

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Additionally, Immix has appointed additional key team members across its Commercial, Regulatory, Quality, Medical Affairs teams, and as Medical Science Liaisons.

Upcoming Events

-	In addition to NEXICART-2 interim clinical data being presented at ASH on Monday December 14, 2026, the Company will also present at the 45th Annual J.P. Morgan Healthcare Conference being held in San Francisco from January 11 - 14, 2027.

Financial Results for the Third Quarter Ended September 30, 2026

-	Immix reported $340.9 million in cash, cash equivalents, and marketable securities as of September 30, 2026, which is expected to provide operating runway into mid-2028.
-	Immix reported $15.9 million in operating expenses for the third quarter ended September 30, 2026.

About AL Amyloidosis

Amyloid light-chain (AL) amyloidosis is a devastating disease where the immune system, that’s supposed to protect, instead continuously produces toxic light chains that build up in organs including the heart, kidney, and liver, causing organ failure and death.

AL amyloidosis is the most common form of amyloidosis according to the National Institutes of Health. The number of patients in the U.S. with relapsed/refractory AL Amyloidosis is estimated to be growing at 12% per year according to Staron, et al Blood Cancer Journal, to approximately 30,506 patients in 2026.

The Amyloidosis market was $6.2 billion in 2025, and is expected to reach $6.6 billion in 2026, according to Grand View Research.

About NXC-201

NXC-201 is a sterically-optimized BCMA-targeted chimeric antigen receptor T (CAR-T) cell therapy with a proprietary CD3ζ, CD8 hinge and binder “digital filter” designed to filter out non-specific activation. NXC-201 teaches the immune system to recognize and eliminate the source of the toxic light chains. NXC-201 has been awarded Breakthrough Therapy Designation (BTD) and Regenerative Medicine Advanced Therapy (RMAT) by the FDA, and Orphan Drug Designation (ODD) by the US FDA and in the EU by the EMA.

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About Immix Biopharma, Inc.

Immix Biopharma, Inc. (Nasdaq: IMMX) is a global leader in AL amyloidosis. AL amyloidosis is a devastating disease where the immune system, that’s supposed to protect, instead produces toxic light chains, clogging up the heart, kidney and liver, causing organ failure and death. Our lead candidate is sterically-optimized BCMA-targeted chimeric antigen receptor T (CAR-T) cell therapy NXC-201 with a proprietary CD3ζ, CD8 hinge and binder “digital filter” designed to filter out non-specific activation. NXC-201 teaches the immune system to recognize and eliminate the source of the toxic light chains. NXC-201 is being evaluated in the U.S. multi-center study for relapsed/refractory AL amyloidosis NEXICART-2 (NCT06097832), with a potentially registrational design. NXC-201 has been awarded Breakthrough Therapy Designation (BTD) and Regenerative Medicine Advanced Therapy (RMAT) by the US FDA and Orphan Drug Designation (ODD) by FDA and in the EU by the EMA.

Forward-Looking Statements

This press release contains forward-looking statements regarding Immix Biopharma, Inc., its results of operations, prospects, future business plans and operations and the matters discussed above, including, but not limited to, statements relating to the potential of NXC-201 to reach up to a 98% complete response rate, the Company’s commercial launch readiness activities, the planned timing of the Company’s BLA submission and the initiation of the NEXICART-3 front line trial, the presentation of NEXICART-2 interim clinical data at ASH, the Company presenting at the 45th Annual J.P. Morgan Healthcare Conference, the contributions to be made by Dr. He, Karin McIntosh and other new team members, including accelerating the planned path to commercialization, cash, cash equivalents, and marketable securities expected to provide operating runway into mid-2028 and expected growth of the AL amyloidosis market. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements also include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as “expects”, “contemplates”, “anticipates”, “plans”, “intends”, “believes”, “estimates”, “potential”, and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (i) the risk that the estimates for the number of patients in the U.S. with relapsed/refractory AL Amyloidosis and the market size reaching not being accurate; (ii) the risk that Breakthrough Therapy designation will not expedite the development of NXC-201: (iii) the risk that further data from the ongoing Phase 1/2 clinical trials for NXC-201 will not be favorably consistent with the data readouts to date, including the risk that MRD-negativity will not translate into higher complete response rates; (iv) the risk that the Company may not be able to continue the NEXICART-2 multi-site U.S. Phase 1/2 clinical trial; (v) the risk that the Company may not be able to advance to registration-enabling studies for CAR-T NXC-201 or other product candidates, (vi) the risk that the Company may not submit its BLA in mid-2027 or initiate the NEXICART-3 front line trial in the first half of 2027, or at all, and that any BLA submitted may not be accepted or approved by the FDA on a timely basis or at all; (vii) the risk that the Company’s commercial launch readiness activities, including commercial site activation, provider and payer engagement, manufacturing activities and healthcare professional education, will not be successful or completed as planned; (viii) the risk that success in early phases of pre-clinical and clinicals trials do not ensure later clinical trials will be successful; (ix) the risk that no drug product developed by the Company has received FDA pre-market approval or otherwise been incorporated into a commercial drug product, (x) the risk that estimated expenses will be higher than anticipated, cash, cash equivalents, and marketable securities will not provide operating runway into mid-2028 and the Company may not be able to obtain additional working capital with which to continue the clinical trials for NXC-201, or advance to the initiation of registration-enabling studies, for such product candidates as and when needed; (xi) the risk that the new hires will not contribute as expected including accelerating the planned path to commercialization; and (xii) those other risks disclosed in the section titled “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 25, 2026, as amended by that Form 10-K/A filed with the SEC on March 27, 2026, and other periodic or current reports subsequently filed with the SEC. These reports are available at www.sec.gov. Immix cautions that the foregoing list of important factors is not complete. Immix cautions readers not to place undue reliance on any forward-looking statements. Immix does not undertake, and specifically disclaims, any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Mike Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

Company Contact

irteam@immixbio.com

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IMMIX BIOPHARMA, INC.

SELECTED FINANCIAL DATA

(unaudited; in US$ millions, except share and per share data)

	Nine months ended September 30, 2026	Three months ended September 30, 2026
Statements of Cash Flows

Cash flows provided by (used in) operating activities	(33.9)	(12.3)
Cash flows provided by (used in) investing activities	(14.2)	(12.0)
Cash flows provided by (used in) financing activities	274.4	119.2

Statements of Operations and Comprehensive Loss
Total operating expenses	(39.2)	(15.9)
of which Research and Development costs	(16.9)	(5.5)
of which General and Administrative costs	(22.3)	(10.4)
Operating loss	(39.2)	(15.9)
Financial gain (loss) – interest income	3.6	2.0
Net loss before tax	(35.6)	(13.9)
Income tax	(0.0)	—
Net loss for the period	(35.6)	(13.9)

	As of Jun 30, 2026	As of Sep 30, 2026
Consolidated Balance Sheets
Cash, cash equivalents and marketable securities	234.1	340.9
Non-current assets	3.3	3.3
Other current assets	1.7	1.8
Total Assets	239.1	346.0
Total lease liabilities	1.0	1.0
Accounts payable and accrued expenses	9.2	9.9
Total Liabilities	10.2	10.9
Total Stockholders’ Equity	228.9	335.1
Total Liabilities and Stockholders’ Equity	239.1	346.0

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